Exhibit 5.1

                          W A L K E R  &  E N G L A N D
            A T T O R N E Y S  A N D  C O U N S E L O R S   A T  L A W
        J. T. Walker         11106 SNOW WHITE DRIVE        John K. England
                              DALLAS, TEXAS  75229
                              PHONE (214) 358-9843
                               FAX (214) 350-0551

                               September 16, 2002




 Integrated Performance Systems, Inc.
 10501 FM 720 East
 Frisco, Texas 75035

 Gentlemen:

       We have been asked to give this opinion in connection with your acquisition consulting services agreement with Mr. Rob Nance.

       1. Documents Reviewed. For purposes of this opinion, we have examined the following documents:

           (a) Articles of Incorporation of Integrated Performance Systems, Inc., with attached certificate of the Secretary of State of the State of Texas;

           (b) Bylaws of Integrated Performance Systems, Inc.;

           (c) Minutes of Integrated Performance Systems, Inc.;

           (d) Franchise Tax Certification of Account Status of Integrated Performance Systems, Inc., issued by the Office of the Texas Comptroller of Public Accounts;

           (e) Securities and Exchange Commission filings of Integrated Performance Systems, Inc. as shown on the SEC's Internet website at www.sec.gov.

           (f) SEC Form S-8 dated September 16, 2002, relating to Integrated Performance Systems, Inc., and AIM Financial Advisors Valuation Analysis and Consulting Services Plan;

           (g) Acquisition consulting services agreement dated September 10, 2002, entered into by and between Integrated Performance Systems and AIM Financial Advisors; and

           (h) Such other documents as we have deemed necessary or appropriate to render the opinion set forth below.

       2. Opinion. It is our opinion that the securities described in the said Form S-8 dated September 16, 2002 (1(f) above) will be legally issued, fully paid and non-assessable.


                                    Respectfully submitted,

                                    WALKER & ENGLAND

                                    /s/ John K. England
                                    -------------------
                                        John K. England